Exhibit 99.4

athenahealth, Inc.
UNAUDITED PRO FORMA STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS AND CASH TO BE MADE AVAILABLE BY OPERATIONS
(Amounts in thousands)

The following is additional information provided in respect of Rule 3-14 of Regulation S-X and represents an estimate of the taxable operating results and cash to be made available by operations of athenahealth, Inc. based upon the pro forma condensed combined statement of operations for the year ended December 31, 2012. These estimated results do not purport to represent results of operations in the future and were prepared based on the assumptions outlined in the pro forma condensed combined statement of operations, which should be read in conjunction with this statement.

2012 Reconciliation between GAAP Net Income and Taxable Income (Loss)

Pro Forma
Net income	918
Net book depreciation and amortization in excess of tax depreciation	(1,906)
Book income not recognized for tax	18,634
Book expense not deducted for tax	(16,190)
Tax income not recognized for book	6,222

Estimated taxable income	7,678
Adjustments:
Depreciation and amortization	52,012
Stock-based compensation	37,341
Net tax stock-based compensation in excess of book	13,513
Net tax depreciation and amortization in excess of book	1,906

Estimated cash to be made available from operations	112,450